UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2021

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 River Place Boulevard Building 7, Suite 250 Austin, TX	78730
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 378-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 8.01	Other Events.

On September 23, 2021, Sonim Technologies, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Sales Agent”) to sell shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), having an aggregate offering price of up to $41,636,612 (the “Shares”), from time to time, through an “at the market offering” program (the “ATM Program”).

Pursuant to the terms of the Sales Agreement, sales of the Shares under the ATM Program, if any, will be made through the Sales Agent acting as sales agent or directly to the Sales Agent acting as principal, by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

The offering of Shares under the ATM Program pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate amount of the Shares subject to the Sales Agreement, or (ii) termination of such Sales Agreement as permitted therein.

Under the terms of the Sales Agreement, the Company will pay the Sales Agent a commission equal to 3.0% of the gross proceeds from each sale of Common Stock sold through it under the Sales Agreement. The Company has also provided the Sales Agent with customary indemnification rights and has agreed to pay certain expenses incurred by the Sales Agent in connection with the offering.

The Company intends to use the net proceeds to fund ongoing operations. Pending such use, the Company may invest the net proceeds from the Shares sold under the ATM Program in short-term interest-bearing accounts, securities or similar investments.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Shares sold under the ATM Program will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-254440), filed by the Company with the SEC on March 18, 2021 and declared effective by the SEC on April 12, 2021 (the “Base Prospectus”) and the prospectus supplement filed by the Company with the SEC pursuant to Rule 424(b) under the Securities on September 24, 2021 (the “Prospectus Supplement”). This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of O’Melveny & Myers LLP regarding certain matters of Delaware law, including the validity of the Shares to be sold under the ATM Program.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement, dated September 23, 2021, by and among Sonim Technologies, Inc. and B. Riley Securities, Inc.

5.1	Opinion of O’Melveny & Myers LLP.

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File - embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonim Technologies, Inc.

Dated: September 24, 2021	By:	/s/ Robert Tirva
Robert Tirva
President, Chief Financial Officer and Chief Operating Officer